Exhibit III.I: 1996 Contribution Agreement among Donald J. Trump; Trump Casinos, Inc., THCR/LP Corporation and Trump Hotels & Casino Resorts Holdings, L.P., dated April 17, 1996.

EXHIBIT III.I
- -------------

                          1996 CONTRIBUTION AGREEMENT
                          ---------------------------


          1996 CONTRIBUTION AGREEMENT, dated as of April 17, 1996, between Donald J. Trump ("Trump"), Trump Casinos, Inc., a New Jersey corporation wholly owned by Trump (fka Trump Taj Mahal, Inc.) ("TCI"), THCR/LP Corporation, a New Jersey corporation (fka TM/GP Corporation) ("THCR/LP" and collectively with Trump and TCI, the "Transferors"), and Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership (the "Transferee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, each of TCI and THCR/LP holds a 49.995% general partnership interest in Trump Taj Mahal Associates ("Taj Associates, and each of Trump and THCR Holding Corp. (fka Taj Mahal Holding Corp.)("THCR Holding") owns 50% of the capital stock of Trump Atlantic City Corporation (fka The Trump Taj Mahal Corporation) ("TACC"), which holds a .01% general partnership interest in Taj Associates;

          WHEREAS, concurrently with the execution of this Agreement, the Transferors and Transferee are entering into a Second Amended and Restated Agreement of Limited Partnership of the Transferee, dated as of the date hereof (the "Partnership Agreement"), pursuant to which Trump will continue as a Limited Partner (as defined therein) of the Transferee and each of THCR/LP and TCI will become Limited Partners of the Transferee on the terms and subject to the conditions set forth therein; and

          WHEREAS, in connection with the acquisition of Taj Associates by the Transferee and the other transactions related thereto (the "Merger Transaction"), including the issuance of First Mortgage Notes by Trump Atlantic City Associates and Trump Atlantic City Funding, Inc. (the "Mortgage Note Offering"), following the consummation of the Mortgage Note Offering, Trump Hotels & Casino Resorts, Inc. ("THCR") will cause THCR Holding to contribute the shares of capital stock of TACC to THCR/LP, and each of Trump, TCI and THCR/LP will then contribute their respective interests in Taj Associates and TACC to the Transferee on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and the other agreements being entered in connection with the Merger Transaction and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I.

                                The Contribution
                                ----------------

          Section 1.1.    The Capital Contribution.  Effective as of the date
                          ------------------------
hereof and in fulfillment of the obligation of the Transferors to make the capital contributions pursuant to Section 4.1 of the Partnership Agreement, each of the Transferors hereby contributes, transfers, assigns and conveys to the Transferee all right, title and interest in and to those assets of the respective Transferor set forth opposite its name on Schedule A hereto (the foregoing being referred to collectively as the "Assets").

          Section 1.2.    Direction of Transfer.  Transferee hereby directs that
                          ---------------------
the Transferors effect the transfer of the Assets by contributing, transferring, assigning and conveying such Assets, on behalf of the Transferee, directly to the Transferee's wholly owned subsidiary, Trump Atlantic City Associates.


                                  ARTICLE II.

                               The Consideration
                               -----------------

          Section 2.1.    Obligations of the Transferee.  In further
                          -----------------------------
consideration for the contribution of the Assets pursuant to Section 1.1, the Transferee, on behalf of itself and its subsidiaries now existing and hereafter acquired, hereby:

          (i) accepts all right, title and interest in and to the Assets and does hereby assume and agree to promptly and fully pay, perform and discharge when due all obligations and liabilities associated with the Assets (collectively, the "Assumed Liabilities," including, without limitation, all obligations and liabilities of each of TCI, THCR/LP and TACC as a general partner of Taj Associates, but excluding any liabilities arising out of breaches of the representations and warranties of the Transferors contained in Article III hereof); and

          (ii) agrees to indemnify the Transferors against all actions, proceedings, costs, damages, claims and demands arising in connection with the Assumed Liabilities subsequent to the date hereof except insofar as such actions, proceedings, costs, damages, claims and demands arise out of the gross negligence or willful misconduct of such Transferor.

                                 ARTICLE III.

                         Representations and Warranties
                         ------------------------------

          Each Transferor hereby severally represents and warrants to the Transferee that, as of the date hereof:

          Section 3.1.    Due Execution and Delivery; Enforceability.  This
                          ------------------------------------------
Agreement has been duly executed and delivered by such Transferor in accordance with its terms and is a legal, valid and binding agreement of such Transferor enforceable against such Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 3.2.    No Conflicts.  The execution, delivery and performance
                          ------------
of this Agreement by such Transferor, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of (i) any of the respective charters or by-laws of such Transferor or any of its subsidiaries, as applicable, (ii) any of the terms or provisions of, or constitute a default or cause an acceleration or any obligation under, or result in the imposition or creation of (or the obligation to create or impose), any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to any obligation, bond agreement, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which such Transferor or any of its Affiliates is a party or by which such Transferor or any of its Affiliates is bound or to which any of the properties or assets of such Transferor or any of its Affiliates (including, without limitation, the Assets transferred by such Transferor) may be subject or (iii) any Federal, state or local law, rule, administrative regulation or ordinance or order of any court or governmental agency, body or official having jurisdiction over such Transferor or any of the Assets transferred by such Transferor, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults or Liens that would not have a material adverse effect on the Assets transferred by such Transferor (a "Material Adverse Effect").

          Section 3.3.    No Consents or Approvals.  No authorization, approval,
                          ------------------------
consent or order of, or filing with, any court or governmental body, agency or official, including the New Jersey Casino Control Commission, the New Jersey Department of Environmental Protection and the Indiana Gaming Commission, is necessary in connection with the transactions contemplated by this Agreement, except those of which have been obtained or made on or prior to the date hereof.

          Section 3.4.    Title to Assets.  Such Transferor has good title to
                          ---------------
the Assets that it is transferring pursuant to this Agreement, free and clear of any Liens.


                                  ARTICLE IV.

                               Further Documents
                               -----------------

          Each of the Transferors and the Transferee hereby undertakes that it will, and will cause its Affiliates to, execute and undertake to perform at the Transferee's expense all such further agreements, documents and other actions as may be reasonably necessary for vesting the Assets in the Transferee and Trump AC and otherwise for giving full effect to this Agreement.


                                  ARTICLE V.

                                 Miscellaneous
                                 -------------

          Section 5.1.    Waiver, Amendment.  Neither this Agreement nor any
                          -----------------
provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by the Transferors and the Transferee.

          Section 5.2.    Assignability.  Neither this Agreement nor any right,
                          -------------
remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Transferors or the Transferee, without the prior written consent of each other parties.

          Section 5.3.    Entire Agreement.  This Agreement, together with the
                          ----------------
schedule hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements and understandings relating to the subject matter hereof. No representation, promise or statement of intention has been made by any party hereto which is not embodied in this Agreement or the written schedules or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged representation, promise or statement of intention not set forth herein or therein. All of the documents referred to in the immediately preceding sentence are hereby incorporated by reference and shall be deemed a part of this Agreement with the same effect as if set forth in full herein.

          Section 5.4.     Severability.  If any provision of this Agreement or
                           ------------
the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provision.

          Section 5.5.    Section and Other Headings.  The section headings
                          --------------------------
contained in this Agreement and the schedules thereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 5.6.    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY,
                          -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE TRANSFERORS AND THE TRANSFEREE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW JERSEY STATE COURT SITTING IN ATLANTIC CITY, NEW JERSEY OR ANY FEDERAL COURT SITTING IN ATLANTIC CITY, NEW JERSEY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE TRANSFERORS AND THE TRANSFEREE IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

          Section 5.7.    Counterparts.  This Agreement may be executed in any
                          ------------
number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

          Section 5.8.    Notice.  Each notice, demand, request, request for
                          ------
approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a "notice") required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by facsimile transmission with receipt acknowledged, (iii) three (3) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested (a) if to Trump or TCI, at 725 Fifth Avenue, 26th Floor, New York, NY 10022 or (b) if to THCR/LP or the Transferee, at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401 and addressed to the attention of the Corporate Secretary.

          Section 5.9.    Compliance with State Gaming Regulations.  Each of
                          ----------------------------------------
the provisions of this Agreement is subject to and shall be enforced in compliance with the provisions, regulations or approvals required by any state gaming authority, including, without limitation, the New Jersey Casino Control Commission and the Indiana Gaming Commission.

          Section 5.10.    Third Party Rights.  Except as otherwise set forth
                          ------------------
herein, nothing in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, Trump AC and THCR, and each of their respective successors, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

          Section 5.11.    Limitation on Damages.  No party shall be liable to
                           ---------------------
the other parties for any consequential damages resulting from a breach of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                        /s/
                         ------------------------------------
                         DONALD J. TRUMP
                         (individually and as sole
                         stockholder of Trump
                         Casinos, Inc.)



                         TRUMP CASINOS, INC.


                         By:    /s/
                            ---------------------------------
                            Donald J. Trump
                            President



                         THCR/LP CORPORATION


                         By:    /s/
                            ---------------------------------
                            Nicholas F. Moles
                            Secretary


                         TRUMP HOTELS & CASINO RESORTS
                           HOLDINGS, L.P.


                         By:  Trump Hotels & Casino Resorts, Inc.,
                                 its general partner


                              By:    /s/
                                  ---------------------------
                                  Robert M. Pickus
                                  Executive Vice President

                                   SCHEDULE A
                                     ASSETS


TRANSFEROR                                    ASSETS TRANSFERRED
- ----------                                    ------------------

Donald J. Trump                     20 shares of Common Stock of
                                    Trump Atlantic City Corporation
                                    (fka The Trump Taj Mahal Corporation)


Trump Casinos, Inc.                 49.995% general partnership
                                    interest in Trump Taj Mahal
                                    Associates

THCR/LP Corporation                 20 shares of Common Stock of
                                    Trump Atlantic City Corporation
                                    (fka The Trump Taj Mahal
                                    Corporation)
                                                and
                                    49.995% general partnership
                                    interest in Trump Taj Mahal Associates